Exhibit 99.1

Paltalk, Inc. Reports Fourth Quarter and Full Year 2020 Financial Results

Positive Net Income for Q4 and Full Year and Cash Flow Positive for Full Year

JERICHO, NY, March 23, 2021 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc., formerly known as PeerStream, Inc., (“Paltalk,” the “Company,” “we,” “our” or “us”) (OTCQB: PALT), a leading communications software innovator that powers multimedia social applications, today announced financial and operational results for the fourth quarter and full year ended December 31, 2020.

During the fourth quarter and full year ended December 31, 2020, the Company executed key components of its business objectives, which resulted in the following:

2020 Fourth Quarter Financial Highlights:

●	Revenue for the three months ended December 31, 2020 was $3.4 million, an increase of 33% compared to the three months ended December 31, 2019. This growth was driven primarily by an increase in subscription revenue of $0.5 million, or 19%, compared to the same period in the prior year;

●	Achieved net income from continuing operations for the three months ended December 31, 2020 of $0.5 million, an increase of $8.4 million, or 107%, compared to the three months ended December 31, 2019; and

●	Reduced operating expenses by 72%, or $7.5 million, compared to the three months ended December 31, 2019. These reductions were a result of the Company’s streamlined operating plan, which eliminated costs associated with our secure communications business headcount as well as overall operating expenses.

2020 Full Year Financial Highlights:

●	Revenue for the year ended December 31, 2020 was $12.8 million, a decrease of 16% compared to revenue of $15.3 million for the year ended December 31, 2019. This decrease is primarily a result of the decrease in technology service revenue, which was associated with our secure communications business, and was offset by growth of our subscription revenue of approximately 5%;

●	Net income from continuing operations for the year ended December 31, 2020 was $1.2 million compared to a loss of $8.6 million for the year ended December 31, 2019, an improvement of 114%;

●	Adjusted EBITDA, a non-GAAP measure, was $2.0 million for the year ended December 31, 2020 compared to Adjusted EBITDA of $135 thousand for the year ended December 31, 2019; and

●	Revenue per subscriber increased by approximately 5% when compared to December 31, 2019, while our active subscribers were relatively unchanged at approximately 103,700.

2020 Business and Operational Highlights:

●	Launched private rooms, in beta;

●	Launched real time voice and video card games in the fourth quarter for our video-based communities that includes poker, blackjack, gin rummy, bridge, chess and backgammon;

●	Created new advertising partnerships to promote paid desktop advertising programs;

●	Launched Props rewards tokens into the Paltalk and Camfrog application;

●	Sold secure communications assets;

●	Changed corporate name to Paltalk, Inc.; and

●	Offered free video in certain countries hit hardest by the COVID pandemic in order to serve base customers.

Liquidity and Capital Resources:

●	Achieved positive cash flow from operations of $1.4 million for the year ended December 31, 2020, an improvement of $5.9 million compared to the year ended December 31, 2019;

●	Realized positive net cash flow of approximately $2.2 million for the year ended December 31, 2020, an improvement of $5.3 million compared to the year ended December 31, 2019; and

●	Cash and cash equivalents totaled $5.6 million at December 31, 2020, an increase of $2.2 million compared to December 31, 2019.

“I am gratified that our consistent and continued effort throughout the year to reduce expenses and grow subscription revenue has yielded positive results and enabled us to achieve profitability for the full year of 2020 for the first time in our history, as well as generate positive cash flow,” said Jason Katz, CEO of Paltalk, Inc. “This achievement was the result of many actions including our strategic decision early last year to refocus and unify our efforts on our core business and dispose of non-core assets. We also invested in new and creative functionality for our users, increasing their engagement and importantly, the profitability per user for the Company. We achieved these results against the backdrop of the global pandemic and I am proud that our team successfully met the challenges that the pandemic presented. Looking ahead, we are planning new innovation and functionality for our users, a greater revenue contribution from our new advertising partnerships and continued corporate discipline on costs and expenses. Taken together, we believe that these actions will result in a successful year for Paltalk in 2021.”

Financial Overview (in thousands, except for percentages and active subscriber counts)

Current quarter compared to same quarter last year:

	Three Months Ended December 31,		Change
GAAP Results (unaudited)	2020	2019	$	%
Subscription revenue	$2,981	$2,504	$477	19.0%
Advertising revenue	126	119	7	5.9%
Technology service revenue	316	(44)	360
Total revenue	$3,423	$2,579	$844	32.7%
Income (loss) from continuing operations	$532	$(7,846)	$8,378
Net income (loss)	$531	$(7,896)	$8,427
Net cash provided by (used in) operating activities	$523	$(178)	$701
Financial Metrics (unaudited)
Active subscribers (at period end)	103,700	103,800	(100)	(0.1)%
Adjusted EBITDA (a non-GAAP measure)	$750	$(783)	$1,533

Full year compared to same period last year:

	Year Ended December 31,		Change
GAAP Results (unaudited)	2020	2019	$	%
Subscription revenue	$11,966	$11,406	$560	4.9%
Advertising revenue	325	439	(114)	(26.0)%
Technology service revenue	541	3,439	(2,890)	(84.3)%
Total revenue	$12,832	$15,284	$(2,452)	(16.0)%
Income (loss) from continuing operations	$1,243	$(8,615)	$9,858
Net income (loss)	$1,371	$(8,380)	$9,751
Net cash provided by (used in) operating activities	$1,435	$(4,465)	$5,900
Financial Metrics (unaudited)
Active subscribers (at period end)	103,700	103,800	(100)	(0.1)%
Adjusted EBITDA (a non-GAAP measure)	$1,956	$135	$1,821	1,348.9%

ABOUT PALTALK, INC. (OTCQB: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host one of the world’s largest collections of video-based communities. Our other products include Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 18 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, the impact of the recent coronavirus outbreak on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies, such as Props tokens, to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively integrate Props tokens into our existing applications; our ability to effectively secure new software development and licensing customers; the use of the internet and privacy and protection of user data; risks related to our holdings of digital tokens, including risks related to the volatility of the trading price of digital tokens and our ability to convert digital tokens into fiat currency; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

CONTACTS:

IR@paltalk.com

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646-863-6341

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Reconciliation of net income (loss) to Adjusted EBITDA:
Net income (loss)	$531,257	$(7,896,139)	$1,371,262	$(8,380,060)
Interest expense (income), net	1,899	(82,740)	(7,119)	(156,423)
Net loss from discontinued operations	-	-	-	104,880
Gain on sale of dating applications	-	-	-	(826,770)
Income tax expense (benefit) from continuing operations	(1,313)	11,074	387	17,672
Depreciation and amortization expense	129,861	151,145	571,725	605,415
Gain on office lease termination	-	-	(141,001)	-
Impairment loss on goodwill	-	6,760,222	-	6,760,222
Gain from sale of secured communications assets	-	-	(250,000)	-
Loss on disposal of property and equipment	39,238	-	39,238	-
Other expense	-	-	128,165	-
Impairment loss on digital tokens		121,904	-	625,368
Stock-based compensation expense	49,101	151,156	243,197	1,385,118
Adjusted EBITDA	$750,043	$(783,378)	$1,955,854	$135,422

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release certain non-GAAP financial measures, including Adjusted EBITDA, and other key metrics, including active subscribers and subscription bookings, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company defines Adjusted EBITDA as net income (loss) adjusted to exclude net loss from discontinued operations, interest expense (income), net, gain from the sale of secured communications assets, other expense, gain on the sale of dating applications, income tax expense (benefit) from continuing operations, gain on office lease termination, impairment loss on goodwill, loss on disposal of property and equipment, depreciation and amortization expense, impairment loss on digital tokens and stock-based compensation expense. Active subscribers means users of the Company’s consumer applications that have prepaid a fee, redeemed credits or received an upgrade from another user as a gift for current unlocked application features such as enhanced voice and video access, elevated status in the community or unrestricted communication on our applications and whose subscription period has not yet expired. The Company calculates subscription bookings as subscription revenue recognized during the period plus the change in deferred subscription revenue recognized during the period.

Management uses these financial metrics internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to these financial metrics in assessing our performance and when planning, forecasting and analyzing future periods. The Company believes these financial metrics are useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

●	Adjusted EBITDA does not reflect cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures;

●	Adjusted EBITDA does not reflect our working capital requirements;

●	Adjusted EBITDA does not reflect the impairment loss on goodwill or digital tokens;

●	Adjusted EBITDA does not consider the potentially dilutive impact of stock-based compensation;

●	Adjusted EBITDA does not consider the gain from the office lease cancellation;

●	Adjusted EBITDA does not reflect the gain on the sale of our dating applications or our secured communications business or our loss from discontinued operations or any income tax (benefit) from continuing operations; and

●	Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider these financial metrics along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net income (loss), cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$5,585,420	$3,427,058
Accounts receivable, net of allowances of $3,648 and $23,832, as of December 31, 2020 and 2019, respectively	71,410	130,686
Prepaid expense and other current assets	236,704	167,441
Total current assets	5,893,534	3,725,185
Digital tokens receivable	210,000	-
Operating lease right-of-use asset	68,967	685,042
Property and equipment, net	255,777	620,059
Goodwill	6,326,250	6,326,250
Intangible assets, net	381,210	627,891
Digital tokens	439,145	148,229
Other assets	13,937	86,876
Total assets	$13,588,820	$12,219,532
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$742,141	$1,007,851
Accrued expenses and other current liabilities	254,084	434,739
Operating lease liabilities, current portion	68,967	178,479
Digital tokens payable	123,397	-
Term debt, current portion	338,792	-
Deferred subscription revenue	2,058,721	1,829,493
Total current liabilities	3,586,102	3,450,562
Operating lease liabilities, non-current portion	-	583,075
Term debt, non-current portion	167,708	-
Total liabilities	3,753,810	4,033,637
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 6,916,404 and 6,878,904 shares issued and 6,906,454 and 6,877,004 shares outstanding as of December 31, 2020 and 2019, respectively	6,917	6,879
Treasury stock, 9,950 and 1,900 shares, at par as of December 31, 2020 and 2019, respectively	(10,859)	(2,015)
Additional paid-in capital	21,568,041	21,281,382
Accumulated deficit	(11,729,089)	(13,100,351)
Total stockholders’ equity	9,835,010	8,185,895
Total liabilities and stockholders’ equity	$13,588,820	$12,219,532

PALTALK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2020	2019
Revenues
Subscription revenue	$11,966,497	$11,405,787
Advertising revenue	325,475	438,503
Technology service revenue	540,700	3,439,327
Total revenue	12,832,672	15,283,617
Costs and expenses
Costs of revenue	2,573,083	3,174,453
Sales and marketing expense	825,069	1,056,967
Product development expense	5,025,482	6,563,449
General and administrative expense	3,166,343	6,343,859
Impairment loss on goodwill	-	6,760,222
Total costs and expenses	11,589,977	23,898,950
Income (loss) from continuing operations	1,242,695	(8,615,333)
Interest income, net	7,119	156,423
Gain from sale of Secured Communications Assets	250,000	-
Other expense	(128,165)	-
Impairment loss on digital tokens	-	(625,368)
Income (loss) from continuing operations before provision for income taxes	1,371,649	(9,084,278)
Income tax (expense) benefit	(387)	141,593
Net income (loss) from continuing operations	1,371,262	(8,942,685)
Discontinued Operations:
Gain on sale from discontinued operations	-	826,770
Loss from discontinued operations	-	(104,880)
Income tax expense from discontinued operations	-	(159,265)
Net income from discontinued operations	-	562,625
Net income (loss)	1,371,262	(8,380,060)
Basic net income (loss) per share of common stock:
Continuing operations	$0.20	$(1.30)
Discontinued operations	-	0.08
Net income (loss) per share of common stock	$0.20	$(1.22)
Diluted net income (loss) per share of common stock:
Continuing operations	$0.20	$(1.30)
Discontinued operations	-	0.08
Net loss per share of common stock	$0.20	$(1.22)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	6,884,690	6,873,652
Diluted	6,887,808	6,873,652

PALTALK, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$1,371,262	$(8,380,060)
Less: Income from discontinued operations	-	562,625
Income (loss) from continuing operations	1,371,262	(8,942,685)
Adjustments to reconcile net income (loss) from continuing operations to net cash provided by (used in) operating activities of continuing operations:
Depreciation of property and equipment	325,044	349,082
Amortization of intangible assets	246,681	256,332
Amortization of operating lease right-of-use assets	104,083	178,158
Gain on lease termination	(141,001)	-
Loss on disposal of property and equipment	39,238	-
Write-off of note receivable	56,042	-
Stock-based compensation	243,197	1,385,118
Common stock issued for consulting services	43,500	29,015
Bad debt expense	4,015	-
Impairment loss on goodwill	-	6,760,222
Impairment loss on digital tokens	-	625,368
Realized (gain) loss from the sale of digital tokens	72,823	(70,995)
Changes in operating assets and liabilities:
Credit card holdback receivable	-	83,175
Accounts receivable	55,261	196,100
Digital tokens	(439,145)	-
Digital tokens receivable	(210,000)	-
Operating lease liability	(107,674)	(101,647)
Digital tokens payable	123,397	-
Prepaid expense and other current assets	(219,263)	113,550
Other assets	16,897	29,891
Accounts payable, accrued expenses and other current liabilities	(378,285)	(2,138,302)
Deferred subscription revenue	229,228	360,922
Deferred technology service revenue	-	(3,379,435)
Net cash provided by (used in) continuing operating activities	1,435,300	(4,266,131)
Net cash used in discontinued operating activities	-	(199,232)
Net cash provided by (used in) operating activities	1,435,300	(4,465,363)
Cash flows from investing activities:
Payment for property and equipment, including website development, net	-	(391,230)
Proceeds from Secured Communications Assets	150,000	-
Proceeds from the sale of digital tokens	75,406	130,290
Net cash provided by (used in) continuing investing activities	225,406	(260,940)
Net cash provided by discontinued investing activities	-	1,600,000
Net cash provided by investing activities	225,406	1,339,060
Cash flows from financing activities:
Borrowings of term debt	506,500	-
Purchase of treasury stock	(8,844)	(2,015)
Net cash provided by (used in) financing activities	497,656	(2,015)
Net increase (decrease) in cash and cash equivalents	2,158,362	(3,128,318)
Balance of cash and cash equivalents at beginning of period	3,427,058	6,555,376
Balance of cash and cash equivalents at end of period	$5,585,420	$3,427,058